UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 5, 2014

United Parcel Service, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-15451	58-2480149
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 Glenlake Parkway, N.E., Atlanta, Georgia	30328
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (404) 828-6000
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On June 6, 2014, United Parcel Service, Inc. (“UPS”) announced the following:

•
D. Scott Davis notified UPS on June 5, 2014 that he will retire as UPS’s chief executive officer effective September 1, 2014. Mr. Davis will continue his service as a director on the board and will continue in his capacity as chairman of the UPS board of directors.

•
On June 5, 2014, the UPS board of directors appointed David P. Abney as UPS’s chief executive officer and elected Mr. Abney to UPS’s board, each effective September 1, 2014. Mr. Abney will serve on the executive committee of the board of directors. Mr. Abney currently serves as UPS’s senior vice president and chief operating officer and will continue serving in that role until assuming the chief executive officer position on September 1, 2014.

Mr. Abney, 58, began his UPS career in 1974 as a part-time package loader. Over the course of his 40-year career, he held various operational positions leading to his current position of chief operating officer, which he has held since 2007. He served as president of UPS Airlines from 2007 to 2008, and he served as senior vice president and president of UPS International (2003-2007), where he led the expansion of the company’s global logistics capabilities.
There have been no material changes to the compensation arrangements for Mr. Abney. Other than standard compensation arrangements, there are no arrangements or understandings between Mr. Abney and any other person pursuant to which Mr. Abney was selected as chief executive officer or director. Mr. Abney is not a party to any transaction with UPS that would require disclosure under Item 404(a) of Regulation S-K.
Item 7.01. Regulation FD Disclosure.
The press release issued on June 6, 2014 announcing the retirement and appointments that are disclosed above is included as Exhibit 99.1.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

99.1	Press release issued June 6, 2014
The information in Items 7.01 and 9.01, including Exhibit 99.1, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the filings of UPS under the Securities Act of 1933, as amended, regardless of any general incorporation language in those filings.

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED PARCEL SERVICE, INC.
Date: June 6, 2014	By:	/s/ Teri P. McClure
Teri P. McClure
Senior Vice President, General Counsel and Corporate Secretary